Exhibit 10.16

Certificate

The charge standard of heat supply for Inner Mongolia Zhunger Heat Power Co., Ltd during a heating period from 2003 to 2004 is as follows:

1.

RMB￥10/ m².heating period  for resident

2.

RMB￥13/ m².heating period  for commerce

3.

RMB￥12/ m².heating period  for office

The above charge standard is temporary price.

Zhunger Price Bureau

2003